[Letterhead Of Coopers & Lybrand, L.L.P.]

						  Exhibit No. 16


October 29, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by PrimeEnergy Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 29, 1996.
We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Coopers & Lybrand, L.L.P.
------------------------------
Coopers & Lybrand, L.L.P.